UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 21, 2011 (Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	1-31773	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202
(Address of principal executive offices)

(313) 871-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 22, 2011, Caraco Pharmaceutical Laboratories, Ltd. (the “Company” or “registrant”) announced that on February 21, 2011 it had entered into that certain Agreement and Plan of Merger with Sun Pharmaceutical Industries Limited (“Sun Pharma”), a corporation incorporated under the laws of India, Sun Pharma Global, Inc. (“Sun Global”), a corporation incorporated under the laws of the British Virgin Islands,  and Sun Laboratories, Inc. (“Sun Laboratories”), a Michigan corporation and an indirect wholly-owned subsidiary of Sun Pharma (the “Merger Agreement”), as set forth in the press release included as Exhibit 99.1 hereto and incorporated herein by reference.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sun Pharma, Sun Global, Sun Laboratories or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01.  Financial Statements and Exhibits.

d.	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of February 21, 2011 by and among Sun Pharmaceutical Industries Limited, Sun Pharma Global, Inc., Sun Laboratories, Inc. and Caraco Pharmaceutical Laboratories, Ltd.*

99.1	Press release of Caraco Pharmaceutical Laboratories, Ltd., dated February 22, 2011 announcing the merger agreement.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date:February 22, 2011	By: /s/ GP. Singh
GP. Singh
Chief Executive Officer

Exhibit Index

2.1
Agreement and Plan of Merger dated as of February 21, 2011 by and among Sun Pharmaceutical Industries Limited, Sun Pharma Global, Inc., Sun Laboratories, Inc. and Caraco Pharmaceutical Laboratories, Ltd.*

99.1	Press release of Caraco Pharmaceutical Laboratories, Ltd., dated February 22, 2011 announcing the merger agreement.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.